UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2017

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification Number)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.             Results of Operations and Financial Condition

On May 4, 2017, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter ended March 31, 2017 (the “Earnings Release”).

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Linda Heasley to Board of Directors

On May 4, 2017, the Board of Directors (the “Board”) of the Company elected Linda Heasley as a director to serve until the 2018 annual meeting of the Company’s stockholders or until her earlier resignation or removal.  The Board has determined that Ms. Healey is “independent” under the Corporate Governance Standards of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines.

Ms. Heasley, age 62, currently serves as the Chief Executive Officer of The Honey Baked Ham Company, LLC, a position she has held since February 2017.  Prior to joining The Honey Baked Ham Company, Ms. Heasley served as Chief Executive Officer and President of the Plus Fashion Segment at Ascena Retail Group Inc., the parent company of Lane Bryant, Inc. since October 2016 and as the Chief Executive Officer and President of Lane Bryant, Inc. from February 2013 until February 2017.  Ms. Heasley also served as the Chairman, President and Chief Executive Officer of Limited Stores LLC from August 2007 until February 2013.  Prior to this, Ms. Heasley held senior leadership roles at CVS Health Corporation, Timberland LLC, Bath and Body Works and L Brands, Inc.  She currently serves as a director at J. Jill, Inc.  Ms. Heasley holds a B.A. degree from Harvard University and earned her M.B.A. from the John Anderson School of Management, UCLA.

Ms. Heasley will receive compensation for her service as a director in accordance with the Company’s Second Amended and Restated Independent Director Compensation Policy described in the Company’s Form 10-Q, filed with the Securities and Exchange Commission on May 5, 2016.

Resignation of Sharon Leite, President of Sally Beauty Supply

On May 1, 2017, Sharon Leite notified the Company that she is resigning from her position as President of Sally Beauty Supply LLC effective May 1, 2017.  Ms. Leite’s resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

The Company and Ms. Leite have entered into a separation agreement, pursuant to which Ms. Leite will receive the following separation benefits in exchange for her release of all potential claims against the Corporation: (i) an amount equal to her annual base salary, payable in four approximately equal installments, with the first payment being made within fourteen days following her date of termination and the remaining three installments being paid at 3-month intervals following the initial payment; (ii) an amount in cash, payable within fourteen days following her date of termination sufficient to cover reasonable moving expenses; (iii) an amount in cash equal to Ms. Leite’s cost for health insurance continuation under COBRA for a period of twelve months, payable within fourteen days following her date of termination; and (iv) an amount in cash equal to the cost of outplacement services for up to twelve months following her termination date, payable within fourteen days following her date of termination. Ms. Leite also will receive a prorated annual bonus for fiscal year 2017, based on actual performance under applicable financial metric and payable at the same time that the fiscal year 2017 annual bonuses are paid to active participants. The foregoing description of Ms. Leite’s separation agreement is qualified in its entirety by reference to the full text of the separation agreement, a copy of which will be filed as an exhibit to the Corporation’s Form 10-Q for the fiscal year ending June 30, 2017.

Chris Brickman, the President and Chief Executive Officer of Sally Beauty Holdings, Inc., will serve as the interim President of Sally Beauty Supply LLC, effective May 1, 2017, until such time as the Company appoints Ms. Leite’s successor.  A search is underway for her replacement.

Item 7.01.             Regulation FD Disclosure

The Earnings Release also provides an update on the Company’s strategy and business outlook.

Item 9.01.             Financial Statement and Exhibits

(d)           See exhibit index.

All of the information furnished in Items 2.02 and 7.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

May 4, 2017	By:	/s/ Matthew Haltom
		Name:	Matthew Haltom
		Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release reporting financial results for the quarter ended March 31, 2017